Exhibit 99.1

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT.  IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON.  SHAREHOLDERS IN OPEN JOINT STOCK COMPANY POLYMETAL SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY OPEN JOINT STOCK COMPANY POLYMETAL) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND GDRS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE.  ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;  OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”).  IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”.  THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT.  THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS.  THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS.  BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.  SUCH FORWARD-LOOKING STATEMENTS ARE BASED

ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

THE CLOSED SHARE SUBSCRIPTION OF NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND THE RESULTING OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL (THE “CLOSED SHARE SUBSCRIPTION” AND THE “RIGHTS OFFERING” AND TOGETHER THE “ISSUANCE”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. OPEN JOINT STOCK COMPANY POLYMETAL IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE ISSUANCE, OPEN JOINT STOCK COMPANY POLYMETAL WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF OPEN JOINT STOCK COMPANY POLYMETAL SHARES RELATED TO THE ISSUANCE.

NOTICE TO SHAREHOLDERS IN

OPEN JOINT STOCK COMPANY POLYMETAL

OF THEIR PRE-EMPTIVE RIGHTS IN RELATION TO

SHARES TO BE PLACED BY CLOSED SUBSCRIPTION

Open Joint Stock Company Polymetal (“JSC Polymetal”, the “Company”, or the “Issuer”) hereby gives notice that on 13 August 2009, the Federal Service For Financial Markets of Russia (“FFSM”) registered an additional issue of and a prospectus in relation to, ordinary registered uncertificated shares in JSC Polymetal (the “Prospectus”) to be placed by closed subscription.

State registration number 1-02-00412-D-002D dated 13 August 2009 was assigned to the additional issue of ordinary registered uncertificated shares in JSC Polymetal (the “Shares”).

In accordance with Articles 40 and 41 of Federal Law No. 208-FZ On Joint Stock Companies, those shareholders in JSC Polymetal who voted against the placement of the additional Shares by closed subscription or did not take part in such voting have a pre-emptive right to acquire a number of the additional Shares to be placed by closed subscription in proportion to the number of shares in JSC Polymetal owned by such shareholders.  The list of the persons having such pre-emptive rights shall be drawn up on the basis of the entries made in the shareholders’ register of JSC Polymetal on the date when the list of persons entitled to attend the general shareholders’ meeting of JSC Polymetal which resolved to increase the charter capital of JSC Polymetal was drawn up (i.e. 14 May 2009).

1.   Number and nominal value of the Shares to be placed: eighty-four million three hundred and seventy-five thousand (84,375,000) Shares, each having a nominal value of nought point two (0.2) roubles.

2.   Price of Share placement:

2.1   The resolution to issue the Shares and the Prospectus established the following procedure for determining the price at which the Shares will be placed.

JSC Polymetal’s Board of Directors shall determine the price payable for the Shares which comprise the additional Share placement after the state registration of the additional Share issue and before the effective time of the pre-emptive right relating to the additional Shares.

JSC Polymetal’s Board of Directors shall determine the price payable by the persons on the list of persons having pre-emptive rights for the Shares which comprise the additional Share placement after the state registration of the additional Share issue and before the effective time of the pre-emptive right relating to the additional Shares.

The Issuer shall disclose the information on the price payable for Shares pursuant to the Share placement and the price payable for Shares by persons having pre-emptive rights in relation to the Share placement in the form of a notice to be published on the newswire provided by the AK&M or Interfax information agencies and on its Web-site (http://www.polymetal.ru/) following the adoption by the Issuer’s Board of Directors of the relevant resolution and not later than the date on which the notice of in relation to the exercise of pre-emptive rights is published.  The Issuer shall disclose the above information in accordance with the procedure and in the form set out in the Regulation in respect of Information Disclosure in Relation to Stages of the Process of Securities Issuance.

2.2   The resolution of the Board of Directors dated 19 August 2009 (Minutes No. 13/2009 dated 19 August 2009) determined that:

•             the price per Share pursuant to the placement by way of closed subscription shall be two hundred and seventy-eight (278) roubles per Share; and

•             the price per Share payable by persons entered in the list of persons having the pre-emptive right in relation to the additional Shares to be placed by closed subscription pursuant to the pre-emptive rights shall be two hundred and seventy-eight (278) roubles per Share.

The Issuer disclosed the information about the price payable pursuant to the Share placement by closed subscription and the price payable by the persons having pre-emptive rights in respect of such placement in the form of a notice of share placement on the newswire provided by Interfax information agency on 20 August 2009 (8:59 a.m.) and on its Web-site (http://www.polymetal.ru/).

3.   Procedure for determining the number of the Shares which any person having the pre-emptive right is entitled to acquire:

The maximum number of the Shares which may be acquired by a person by exercising his pre-emptive rights in proportion to the number of its shares in the Issuer as at 14 May 2009 (i.e. the date as of which (i) the list of the persons entitled to attend the extraordinary shareholders’ meeting of the Issuer dated 19 June 2009 which resolved to increase the charter capital of the Issuer by placing additional Shares and (ii) the list of the persons having the pre-emptive right was drawn up) shall be determined in accordance with the following formula:

K= S x (84,375,000/315,000,000), where:

‘K’ means the maximum number of Shares which may be acquired by a person exercising his pre-emptive rights;

‘S’ means the number of ordinary registered shares in the Issuer owned the person exercising his pre-emptive rights as at 14 May 2009 (i.e. the date as of which (i) the list of the persons entitled to attend the extraordinary shareholders’ meeting of the Issuer dated 19 June 2009 which resolved to increase the charter capital of the Issuer by placing additional Shares and (ii) the list of the persons having the pre-emptive right was drawn up);

84,375,000 is the number of the Shares to be placed by closed subscription; and

315,000,000 is the number of issued ordinary registered shares in the Issuer as at 14 May 2009 (i.e. the date as of which (i) the list of the persons entitled to attend the extraordinary shareholders’ meeting of the Issuer dated 19 June 2009 which resolved to increase the charter capital of the Issuer by placing additional Shares and (ii) the list of the persons having the pre-emptive right was drawn up).

4.   Pre-emptive right effective period:

Following the state registration of the issue of additional Shares and not later than 45 days prior to the Placement Commencement Date, the Issuer shall publish a notice of the right to exercise pre-emptive rights (the “Notice”) on a newswire provided by the AK&M or Interfax information agencies and on its Web-site (http://www.polymetal.ru/) and send the Notice to the persons who have pre-emptive rights in respect of such issue of additional Shares by registered mail or by delivery against signature.

The Notice shall contain information on the number of the Shares to be placed, the price payable pursuant to the Share placement (including the price payable by persons pursuant to pre-emptive rights in respect of such Share placement), the procedure for determining the number of the Shares which each person having pre-emptive rights is entitled to acquire, the procedure for submission by such persons of their applications to acquire Shares to the Issuer and the period within which such applications are to be received by the Issuer.

Persons having pre-emptive rights in respect of the Share placement by closed subscription shall submit their Applications (as defined below) within forty-five (45) days following the date of publication of the Notice on (i) the newswire provided by the AK&M or Interfax information agencies and (ii) the Issuer’s Web-site (http://www.polymetal.ru/) and the date on which the Notice is sent to all persons having pre-emptive rights in respect of the Share placement by closed subscription by registered mail or by delivery against signature (the “Pre-Emptive Right Effective Period”).  Where the said measures for notifying the shareholders of their pre-emptive rights to acquire Shares are not taken on the same day the Applications shall be submitted within forty-five (45) days following notification by the latter of the above methods.

5.   Procedure for submission to the Company of applications to acquire Shares by persons having pre-emptive rights:

The Shares shall be placed among persons having pre-emptive rights on the basis of applications to acquire Shares submitted by such persons (each, an “Application”).

Any person having pre-emptive rights in respect of the Share placement by closed subscription may exercise such right, whether in whole or in part, by submitting its written Application to acquire the relevant number of the Shares to the Issuer (1).

The Application shall attach a document evidencing payment for the Shares.

The Application shall contain the following information:

•              the heading “Application to Acquire Shares in Open Joint Stock Company Polymetal by Exercising Pre-Emptive Right”;

•              full name (in the case of an individual) or full trade name (in the case of a business entity) of the person having the pre-emptive right;

•              residential  address (location) of the person having pre-emptive rights;

•              in the case of an individual, passport details, such as date, year and place of birth, series, number and issue date of the passport, and the issuing authority;

•              in the case of a business entity, incorporation details including, in the case of Russian legal entities, information on the state registration of the business entity or entry of the entity into the Unified State Register of Legal Entities (date, registration authority, number of the relevant certificate); and

•              the number of the Shares to be acquired.

It is advisable that the Application should contain a reference to the type of property to be contributed as payment for Shares.  In the absence of such a reference in the Application, it shall be deemed to provide for payment for the Shares to be acquired by virtue of the pre-emptive rights in cash only.

It is also advisable to include the following information in the Application:

•              the method of notifying the shareholder of the results of his Application;

•              bank details to be used for returning cash to the shareholder in the cases provided for by the resolution to issue additional securities and the Prospectus; and

•              details of each nominal holder if the Shares are to be transferred to the personal account of such nominal holder in the shareholders’ register of the Issuer (full trade name, the main state registration number, state registration authority, date of state registration (the entry into the Unified State Register of Legal Entities), number of depository account of the potential acquiror of the Shares, number and date of the depository agreement entered into between the depositary and the potential acquiror of the Shares).

The Application shall be signed by the person who is entitled to the pre-emptive rights or a person authorised by the person who is entitled to the pre-emptive rights (and if it is signed by a person who is so authorised shall attach the original or a notarised copy of (i) a duly exercised power of attorney or (ii) the other documentation by which such person is authorised to sign the Application), and in the case of a business entity, shall bear the corporate seal of such entity, if it has a corporate seal.

Any person exercising pre-emptive rights in respect of the placement by closed subscription shall be responsible for ensuring that the information contained in the Application is true and consistent with the relevant details entered into the shareholders’ register of the Issuer.

(1)     The recommended (indicative) forms of application to acquire shares in Open Joint Stock Company Polymetal by exercising the pre-emptive rights are attached to this Notice.

Applications shall be submitted to the Issuer within the Pre-Emptive Right Effective Period.

Applications shall be submitted to the Issuer by the person who is entitled to the pre-emptive right personally or through a person authorised by the person who is entitled to the pre-emptive rights (and if it is signed by a person who is so authorised shall attach the original or a notarised copy of (i) a duly exercised power of attorney or (ii) the other documentation by which such person is authorised to sign the Application) , or shall be delivered through a courier or sent to the Issuer by mail.

Applications shall be accepted at 2 Prospekt Narodnogo Opolcheniya, Saint Petersburg 198216, on any business day within the Pre-Emptive Right Effective Period from 10.00 a.m. until 06.00 p.m. (local time).

If an Application:

•              does not meet the requirements provided for by the laws and regulations of the Russian Federation, clause 8.5 of the resolution in relation to the issue additional Shares and clause 9.3 of the Prospectus;

•              does not allow the person on whose behalf the Application has been submitted to be identified as a person having pre-emptive rights in respect of the Share placement by closed subscription;

•              is signed by a representative of a person having pre-emptive rights in respect of the Share placement by closed subscription and does not attach the original or a notarised copy of a duly exercised power of attorney or any other incumbency certificate; or

•              is received by the Issuer after expiration of the Pre-Emptive Right Effective Period,

the Issuer shall, within three (3) days after the receipt of the Application, send a notice to the person who has signed the Application notifying such person that the pre-emptive right cannot be exercised on the terms set out in the Application and specifying the reasons why the pre-emptive right cannot be exercised.

If a person wishing to exercise his pre-emptive rights receives a notice to the effect that his pre-emptive rights cannot be exercised prior to the expiration of the Pre-Emptive Right Effective Period such person may re-submit the Application having remedied the drawbacks which resulted in the exercise of the pre-emptive right not being valid.

6.   Forms of payment for the Shares by a person exercising its pre-emptive right:

Any person exercising his pre-emptive rights in respect of the Share placement by closed subscription may pay for the Shares to be acquired by such person, at its own discretion, either (i) in kind with ordinary registered shares in Closed Joint Stock Company Prospectors’ Team Ayax (Artel Starateley Ayax) (main state registration number (OGRN): 1024900675580) and/or participation interests in Limited Liability Company Quartz Mine (Rudnik Kvartsevyi) (main state registration number (OGRN): 1044900331398)) or (ii) in Russian roubles.

In the case of the payment in kind, the (i) the documents evidencing the transfer of the shares in Closed Joint Stock Company Prospectors’ Team Ayax (main state registration number: 1024900675580) to the personal or depository account of the Issuer, or (ii) the documents evidencing the state registration of the information about the identity of the participants in Limited Liability Company Quartz Mine (main state registration number: 1044900331398) in relation to the acquisition by the Issuer of the relevant participation interest, shall evidence payment for the Shares.

In the case of the payment in cash, the payment shall be transferred to one of the Company’s bank accounts set out in the Decision of Additional Issue of Securities and the Prospectus:

1. Full name of the credit organisation: North-West bank Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company)

Short company name: North-West bank Of Sberbank of Russia (OJSC)

Location: Ulitsa Krasnogo Tekstilshchika, 2, 191124, St Petersburg

Taxpayer Identification Number (INN): 7707083893

BIC: 044030653

Correspondent account number: 30101810500000000653

Settlement account number: 40702810155240182088

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

2. Full name of the credit organisation: Gazprombank (Open Joint Stock Company) St Petersburg Branch

Short company name: Branch GPB (OJSC) in St Petersburg

Location: Ploschad Proletarskoy Diktatury, 3a, 193124, St Petersburg

Taxpayer Identification Number (INN): 7744001497

BIC: 044030827

Correspondent account number: 30101810200000000827

Settlement account number: 40702810500000001362

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

3. Full name of the credit organisation: Bank VTB (Open Joint Stock Company), St Petersburg branch

Short company name: OJSC Bank VTB, St Petersburg branch

Location: Ulitsa Bolshaya Morskaya, 30, 190000, St Petersburg

Taxpayer Identification Number (INN): 7702070139

BIC: 044030733

Correspondent account number: 30101810200000000733

Settlement account number: 40702810407000006400

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

4. Full name of the credit organisation: St Petersburg branch of the Open Joint Stock Company NOMOS BANK

Short company name: St Petersburg branch NOMOS BANK (JSC)

Location: Ulitsa Paradnaya, 8 Letter E, 191014, St Petersburg

Taxpayer Identification Number (INN): 7706092528

BIC: 044030720

Correspondent account number: 30101810200000000720

Settlement account number: 40702810400550000047

Account holder: Open Joint Stock Company Polymetal

Taxpayer Identification Number (INN): 7805104870

Other terms and the procedure for payment for the Shares are set out in the resolution to issue additional Shares and the Prospectus.

The full texts of the resolution to issue additional securities and the Prospectus are accessible in Russian without restriction on the Web-site of JSC Polymetal (http://www.polymetal.ru/).  With effect from the date of state registration of the additional issue of the Shares, any interested party may, upon expiration of a period of seven (7) days following delivery of the relevant request, review the contents of the resolution to issue additional securities and the Prospectus and obtain copies of such documents at a price which cannot exceed their production cost at Office 1112, 2 Prospekt Narodnogo Opolcheniya, Saint Petersburg 198216.

For any queries in connection with any matter relating to exercising pre-emptive rights to acquire the Shares in JSC Polymetal, please call Directorate for Legal Matters (telephone: (812) 320 8325).

Attachments:

1.     The recommended (indicative) form of application to acquire shares in Open Joint Stock Company Polymetal by exercising the pre-emptive rights for individuals.

2.     The recommended (indicative) form of application to acquire shares in Open Joint Stock Company Polymetal by exercising the pre-emptive rights for legal entities.

V.N. Nesis

General Director

JSC Polymetal

Date: 20 August 2009

FOR LEGAL ENTITIES	OJSC Polymetal
2 Prospekt Narodnogo Opolcheniya, Saint Petersburg 198216 Russia

APPLICATION

TO ACQUIRE SHARES IN

Open Joint Stock Company Polymetal

BY EXERCISING PRE-EMPTIVE RIGHTS

Any person exercising pre-emptive rights in respect of the placement by closed subscription shall be responsible for ensuring that the information contained in this application (the Application) is true and consistent with the details held in the shareholders’ register of the issuer.

Full trade name:

Location:

Details of legal entity’s state registration:	Date of state registration:
Registration authority:
Certificate number:

Certificate of entry in entry in the Unified State Register of Legal Entities (USRLE) (for Russian legal entites):	Main state registration number (OGRN): Date: Certificate number: Registration authority:

Number of shares to be acquired:	in figures
in words

Preferable means for notifying the shareholder of the Application results:
☐ mail	☐ e-mail	☐ fax

Type of property to be contributed as payment for Shares:
☐ cash	☐ interests in LLC Quartz Mine	☐ shares in CJSC Prospectors’ Team Ayax
Full postal address:

Contact telephone number:

Fax, e-mail address:

Bank details to be used for returning cash to the shareholder	Account holder: Settlement account number: Credit institution’s full name:
Credit institution’s
abbreviated name:
Location:
Tax payer ID number (INN) / tax registration code (KPP):
Bank ID code (BIK):
Correspondent account:

Details of nominal holder (if the Shares are to be credited to a nominal holder’s personal account in the shareholders’ register of the issuer):	Full trade name
Main state registration number (OGRN)
Name of registration authority
Date of state registration (entry in the Unified State Register of Legal Entities (USRLE))
Number of depository account of the potential acquiror of the Shares
Number and date of the depository agreement entered into between the depositary and the potential acquiror of the Shares

TO BE COMPLETED IF THE APPLICATION IS SIGNED BY A REPRESENTATIVE OF A LEGAL ENTITY

exercising the pre-emptive right to acquire the Shares:

Surname, name, patronymic of the Representative of individual exercising the pre-emptive right to acquire the Shares:

acting by virtue of (name and details of authorising document):

Identification:

Series                          No.

Issuing authority and date of issue:

Date and place of birth:

Place of residence:

This Application shall attach the following documents:

•	A document evidencing payment for the shares No. [ ] dated	/Attachment No. /
•		/Attachment No. /
•		/Attachment No. /
•		/Attachment No. /

Signature of the person** having the pre-emptive right to acquire the Shares (or his authorised representative):

		(		)
(title)	(signature)		(full name)

Power of attorney No.                                                  dated                                             200

Date:                              2009

Application received

at       .       (a.m./p.m.) on                                         2009

Signature of the authorised representative who signed the Application __________________________________________
/	/

Notes of the authorised representative who received the Application                                                                                                                                                                                                                 .

*	The Application shall attach a document evidencing payment for the shares.
**	The Application shall be signed by the person who is entitled to the pre-emptive rights or a person authorised thereby, and shall bear a corporate seal, if any.
***

If the Application signed by an authorised person (representative) such Application shall attach the original or a notarised copy of the power of attorney or any other document evidencing the powers of the representative (authorised person).

FOR INDIVIDUALS	OJSC Polymetal
2 Prospekt Narodnogo Opolcheniya, Saint Petersburg 198216 Russia

APPLICATION

TO ACQUIRE SHARES IN

Open Joint Stock Company Polymetal

BY EXERCISING PRE-EMPTIVE RIGHTS

Any person exercising pre-emptive rights in respect of the placement by closed subscription shall be responsible for ensuring that the information contained in this application (the Application) is true and consistent with the details held in the shareholders’ register of the issuer.

Surname, Name, Patronymic:

Place of residence:

Passport details:	Date and place of birth:
Passport series and number:
Date of passport issue and issuing authority:

Number of shares to be acquired:	in figures
in words

Preferable means for notifying the shareholder of the Application results:
☐ mail	☐ e-mail	☐ fax

Type of property to be contributed as payment for Shares:
☐ cash	☐ interests in LLC Quartz Mine	☐ shares in CJSC Prospectors’ Team Ayax

Full postal address:

Contact telephone number:

Fax, e-mail address:

Bank details to be used for returning cash to the shareholder	Account holder: Settlement account number: Credit institution’s full name:
Credit institution’s
abbreviated name:
Location:
Tax payer ID number (INN) / tax registration code (KPP):
Bank ID code (BIK):
Correspondent account:

Details of nominal holder (to completed if the Shares are to be credited to a nominal holder’s personal account in the shareholders’ register of the issuer):	Full trade name
Main state registration number (OGRN)
Name of registration authority
Date of state registration (entry in the Unified State Register of Legal Entities (USRLE))
Number of depository account of the potential acquiror of the Shares
Number and date of the depository agreement entered into between the depositary and the potential acquiror of the Shares

TO BE COMPLETED IF THE APPLICATION IS SIGNED BY A REPRESENTATIVE OF AN INDIVIDUAL

exercising the pre-emptive right to acquire the Shares:

Surname, name, patronymic of the Representative of individual exercising the pre-emptive right to acquire the Shares:

acting by virtue of (name and details of authorising document):

Identification:

Series                          No.

Issuing authority and date of issue:

Date and place of birth:

Place of residence:

This Application shall attach the following documents:

•	A document evidencing payment for the shares No. [ ] dated	/Attachment No. /
•		/Attachment No. /
•		/Attachment No. /
•		/Attachment No. /

Signature of the person** having the pre-emptive right to acquire the Shares or his authorised representative:

	(		)
(signature)		(full name)

Power of attorney No.                                                  dated                                             200

Date:                              2009

Application received

at       .       (a.m./p.m.) on                                         2009

Signature of the authorised representative who signed the Application __________________________________________
/	/

Notes of the authorised representative who received the Application                                                                                                                                                                                                                 .

*	The Application shall attach a document evidencing payment for the shares.
**	The Application shall be signed by the person who is entitled to the pre-emptive rights or a person authorised thereby.
***

If the Application signed by an authorised person (representative) such Application shall attach the original or a notarised copy of the power of attorney or any other document evidencing the powers of the representative (authorised person).